UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3387530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

311 Arsenal Street, Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Epocrates, Inc. 1999 Stock Option Plan, as amended
Epocrates, Inc. 2008 Equity Incentive Plan, as amended
Epocrates, Inc. 2010 Equity Incentive Plan, as amended
(Full title of the plan)

Jonathan Bush
Chief Executive Officer, President and
Chairman of the Board of Directors
athenahealth, Inc.
311 Arsenal Street
Watertown, Massachusetts 02472
(Name and address of agent for service)

(617) 402-1000
(Telephone number, including area code, of agent for service
Copies to:

Daniel H. Orenstein, Esq. athenahealth, Inc. 311 Arsenal Street Watertown, Massachusetts 02472 (617) 402-1000	Lawrence S. Wittenberg, Esq. Michael H. Bison, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (4)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value (1)	241,388	$83.52(5)	$20,160,725.76(5)	$2,749.92
Common Stock, $0.01 par value (2)	29,011	$96.64(6)	$2,803,623.04(6)	$382.41
Common Stock, $0.01 par value (3)	376,738	$96.64(6)	$36,407,960.32(6)	$4,966.05
Total	647,137			$8,098.38

(1)
Pursuant to an Agreement and Plan of Merger, dated as of January 7, 2013 (the “Merger Agreement”), among athenahealth, Inc., a Delaware corporation (the “Registrant”), Epocrates, Inc., a Delaware corporation (“Epocrates”), and Echo Merger Sub, Inc., a Delaware corporation, the Registrant assumed outstanding option awards under Epocrates' 1999 Stock Option Plan (the “1999 Plan”), 2008 Equity Incentive Plan (the “2008 Plan”), and 2010 Equity Incentive Plan (the “2010 Plan” each as amended and, together with the 1999 Plan and the 2008 Plan, the “Epocrates Plans”). Effective March 12, 2013, each option issued under the Epocrates Plans and assumed by the Registrant pursuant to the Merger Agreement is exercisable for 0.1239 shares of the Registrant's Common Stock.

(2)
Effective March 12, 2013 and pursuant to the Merger Agreement, each restricted stock unit issued under the Epocrates Plans was converted into the right to receive 0.1239 shares of the Registrant's Common Stock.

(3)	Represents additional shares of the Registrant's Common Stock that may be issued pursuant to the Epocrates Plans, which were assumed by the Registrant pursuant to the Merger Agreement.

(4)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Plan, the 2008 Plan, and the 2010 Plan, as applicable, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(5)
The registration fee was calculated pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the exercise price of the related options granted under the Epocrates Plans.

(6)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act and based upon the average of the high and low prices of the Common Stock reported on the Nasdaq Global Select Market on March 12, 2013.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as Prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on February 11, 2013;

(b)	The Registrant's Current Report on Form 8-K filed with the Commission on March 12, 2013; and

(c)
The section entitled “Description of Registrant's Securities to be Registered” contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on September 19, 2007, and incorporating by reference the information contained in the Registration Statement.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Delaware General Corporation Law and the Registrant's charter and bylaws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, the Registrant will indemnify its directors and officers with respect to actions taken by them in good faith in a manner reasonably believed to be in, or not opposed to, the Registrant's best interests and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's charter and bylaws filed as Exhibits 3.1 and 3.2 to this Registration Statement, respectively.

The Registrant has entered into agreements with each of its officers and directors that also provide for such indemnification and expenses and liability reimbursement. These agreements require the Registrant to indemnify such persons against liabilities that may arise by reason of their status or service as officers and directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is made to the Registrant's form of Indemnification Agreement filed as 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-143998).
In addition, the Registrant has an existing directors and officers liability insurance policy to insure such persons against certain liabilities.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
3.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-143998) and incorporated herein by reference)

3.2	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (No. 333-143998) and incorporated herein by reference)
4.1
Specimen Certificate evidencing shares of the Registrant's common stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-143998) and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
99.1	Epocrates, Inc. 1999 Stock Option Plan, as amended
99.2	Epocrates, Inc. 2008 Equity Incentive Plan, as amended
99.3	Epocrates, Inc. 2010 Equity Incentive Plan, as amended

Item 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on the 12th day of March, 2013.

ATHENAHEALTH, INC.

By:	/s/ Jonathan Bush
Jonathan Bush Chief Executive Officer, President, and Chairman of the Board of Directors

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jonathan Bush, Timothy M. Adams, and Daniel H. Orenstein as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date
/s/ Jonathan Bush	Chief Executive Officer, President, and Chairman of the Board of Directors (Principal Executive Officer)	March 12, 2013
Jonathan Bush

/s/ Timothy M. Adams	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	March 11, 2013
Timothy M. Adams

/s/ Ruben J. King-Shaw, Jr.	Lead Director	March 12, 2013
Ruben J. King-Shaw, Jr.

/s/ Charles D. Baker	Director	March 11, 2013
Charles D. Baker

/s/ Brandon H. Hull	Director	March 12, 2013
Brandon H. Hull

/s/ Dev Ittycheria	Director	March 11, 2013
Dev Ittycheria

/s/ John A. Kane	Director	March 11, 2013
John A. Kane

/s/ Jacqueline B. Kosecoff	Director	March 11, 2013
Jacqueline B. Kosecoff

/s/ James L. Mann	Director	March 12, 2013
James L. Mann

/s/ David E. Robinson	Director	March 11, 2013
David E. Robinson

/s/ William Winkenwerder, Jr.	Director	March 12, 2013
William Winkenwerder, Jr.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-143998) and incorporated herein by reference)

3.2	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (No. 333-143998) and incorporated herein by reference)
4.1
Specimen Certificate evidencing shares of the Registrant's common stock (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-143998) and incorporated herein by reference)

5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
99.1	Epocrates, Inc. 1999 Stock Option Plan, as amended
99.2	Epocrates, Inc. 2008 Equity Incentive Plan, as amended
99.3	Epocrates, Inc. 2010 Equity Incentive Plan, as amended